Exhibit 10.1


                      INTERNATIONAL DISTRIBUTION AGREEMENT

This Agreement (the "Agreement') is made and entered into as of the 28TH day of January, 2009, (the "Effective Date"), between Inventius, Inc., a Nevada corporation with its office located in 616 Corporate Way, Suite 2, #4261, Valley Cottage, NY (the "Supplier") and DML CANADA, a Quebec registered corporation, having its principal office located at 166 Gince, Montreal, Quebec, H4N 2W6 (the "Distributor").

WHEREAS, the Supplier and the Distributor desire to establish a business relationship for the sole purpose of marketing and distributing Supplier's Product (the "Products"), which is called "Air Infiltration Valves" ("AIV"), an innovative ventilation device providing fresh air infiltration in residential buildings and small crowded premises, and;


NOW, THEREFORE, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

SUPPLIER COVENANTS:

1. Supplier agrees to supply the Products and fulfill Distributor's written purchase orders for the Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of thirty days (30) days or less following the receipt of any written order.

2. Supplier agrees to deliver to Distributor copies of all applicable reports, articles, tests, investigations, certificates and any other comments or other information (collectively the "Information") on the Products immediately after Supplier's receipt of such Information.

3. Supplier warrants and guarantees that Supplier holds all of the relevant trademarks, service marks, and all other like intellectual property rights to the Products, and further warrants that Supplier's Products are not subject to any claim (for infringement or otherwise), demand, or legal action by any third party. Supplier warrants and guarantees that to the best of its knowledge all claims made by Supplier about the Products are true and correct. Any installation of Products made incorrectly and not in accordance with the advice of Supplier will not be covered within this provision.

4. There are no set minimum quota requirements for Product sales under this Agreement in the first year and Supplier will be obligated to assist in the completion of each sales order on a case-by-base basis, regardless of quantity. Following the first year of the Agreement, both parties will review sales activities during the prior year and rev-visit this provision of the contract.
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DISTRIBUTOR COVENANTS:

5. Distributor agrees to pay the price of Product purchases by letter of credit or wire transfer prior to product shipment. Distributor will pay all related shipping costs, unless other arrangements have been expressly made.

6. Distributor and its Assigns may use the Information in all its marketing and distribution efforts to sell the Products. Distributor agrees not to make any marketing claims in regard to the Products that are not supported by the Information supplied by Supplier.

PRICING:

7. Suppler will charge US$240 per one case of Products, consisting of 24 units of AIVs. Minimum order must be no less than US$5,000. Distributor will pay all related shipping costs from point of purchase. From time to time, Supplier can make reasonable adjustment(s) to the Price of the Products by giving Distributor written notification of such Product price amendments.

8. Although the stated price acts as a guide for purchases made by Distributor, discounts can be negotiated between both parties on any singular Product purchase order submitted to Supplier, including the purchase of Products from a manufacturing overrun situation.

MISCELLANEOUS:

9. All notices and other communications required or provided for under this Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the other party. Each party may, by notice to the other as provided herein, designate a different address at any time.

10. Termination will be effective sixty (60) days following the date that one Party delivers written notice of termination to the non-terminating Party. Notwithstanding this provision, Distributor or its Assigns will be permitted to sell, market, and distribute all Products that have been ordered from Supplier, or are in the possession of Distributor or its Assigns at termination.

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IN WITNESS  WHEREOF,  Supplier and  Distributor,  through their duly  authorized representatives, hereby execute this Agreement which is effective as of the date first set forth above.

Supplier: INVENTIUS INC.                      Distributor:  DML CANADA

BY:                                           BY:
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   Signature                                     Signature

Name:                                         Name:
     ---------------------------------             -----------------------------

Title:                                        Title:
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